                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                       Integrated Orthopaedics, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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


                          INTEGRATED ORTHOPAEDICS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 7, 1999




To the Stockholders of Integrated Orthopaedics, Inc.:

The Annual Meeting of Stockholders of Integrated Orthopaedics, Inc. (the "Company") will be held at the corporate headquarters at 5858 Westheimer, Suite 500, Houston, Texas 77057, at 8:30 a.m., local time, May 7, 1999 for the following purposes:

1. To elect three Directors by vote of the Common Stockholders and Series A Preferred Stockholders to serve until the 2000 Annual Meeting of Stockholders or until their successors shall have been duly elected and qualified;

2. To elect three Directors by vote of the Series B Preferred Stockholders to serve until the 2000 Annual Meeting of Stockholders or until their successors shall have been duly elected and qualified;

3. To ratify the selection by the Board of Directors of Ernst & Young LLP as independent accountants of the Company for the fiscal year ending December 31, 1999; and

4. To transact such other business as may properly come before the meeting.

Common stockholders, Series A Preferred stockholders, and Series B Preferred stockholders of record at the close of business on March 12, 1999 will be entitled to notice of and to vote at the meeting.

By order of the Board of Directors


GERALD R. WICKER, Secretary


Houston, Texas
Dated:  April 14, 1999

Please mark, date and sign the enclosed proxy card and return it in the enclosed addressed envelope at your earliest convenience, thereby saving the Company the expense of further solicitation of proxies. Stockholders planning to attend the Annual Meeting in person are requested to mark the appropriate box on the enclosed Proxy.

                          INTEGRATED ORTHOPAEDICS, INC.
                           5858 Westheimer, Suite 500
                                Houston, TX 77057


                                 PROXY STATEMENT
                       1999 Annual Meeting of Stockholders


         This proxy statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Integrated Orthopaedics, Inc. (the "Company") of the enclosed proxy (the "Proxy") to be used at the Company's 1999 Annual Meeting of Stockholders (the "Annual Meeting") and at any adjournments thereof for the purposes of considering and voting upon the matters set forth in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting is to be held at the corporate headquarters at 5858 Westheimer, Suite 500, Houston, Texas 77057, at 8:30 a.m., local time, May 7, 1999. This Proxy Statement and the Proxy were first sent or given to the Company's stockholders on or about April 14, 1999.

         Only stockholders of record on March 12, 1999 (the "record date") are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

         The Proxy, if properly executed and returned, will be voted (or withheld or abstained from voting) according to the choices specified therein. The Proxy will be voted in favor of (i) the election of each nominee for director named thereon, unless a choice is indicated to withhold authority to vote for such nominee, and (ii) each proposal described therein unless a choice is indicated to vote against or to abstain from voting on any specific proposal.

         The Proxy may be revoked (i) by providing written notice of such revocation to Continental Stock Transfer & Trust Company, 2 Broadway, 19th Floor, New York, NY 10004, if such notice is received prior to 5:00 P.M., New York City time on Wednesday, May 5, 1999, or (ii) by attendance at the meeting and voting in person.

         Stockholders planning to attend the Annual Meeting in person are requested to mark the appropriate box on the enclosed Proxy.


                                  VOTE REQUIRED

         The Common Stock, par value $.001 (the "Common Stock"), the Series A Cumulative Convertible Preferred Stock ("Series A Preferred Stock") and the Series B Convertible Non-Redeemable Preferred Stock ("Series B Preferred Stock") are the only voting securities of the Company. As of the record date, there were
(i) 6,557,454 shares of Common Stock issued, 6,496,540 shares outstanding and 60,914 shares held in the treasury, (ii) 25,226 shares of Series A Preferred Stock issued and outstanding, and (iii) 274,544 shares of Series B Preferred Stock issued and outstanding.

         VOTE BY COMMON STOCKHOLDERS AND SERIES A PREFERRED STOCKHOLDERS

         The presence, in person or by proxy, of a majority of the votes represented by the aggregate of the outstanding shares of Common Stock and Series A Preferred Stock on the record date is necessary to constitute a quorum at the meeting for the purpose of electing three of the six nominees for director, Messrs. Kauachi, Pierce, and Hinkle (collectively, the "Common Nominees"). For the election of the Common Nominees and any matter that may properly come before the meeting on which the Common stockholders and Series A Preferred stockholders are entitled to vote, each holder of Common Stock is entitled to one vote for each share of

Common Stock owned on the record date. Each holder of Series A Preferred Stock is entitled to approximately 53.2 votes for each share of Series A Preferred Stock owned on the record date (in aggregate, 1,340,981 votes). Assuming the presence of a quorum for purposes of voting on the Common Nominees, the affirmative vote of the holders of at least a majority of the votes represented at the Annual Meeting and eligible to vote thereon is required for the approval of Item 1 set forth in the accompanying Notice.

                     VOTE BY SERIES B PREFERRED STOCKHOLDERS

         The presence, in person or by proxy, of a majority of the votes represented by the aggregate of the outstanding shares of Series B Preferred Stock on the record date is necessary to constitute a quorum at the meeting for the purpose of electing three of the six nominees for director, Messrs. Gruber, Hancock and Wolfson (collectively, the "Series B Nominees"). For the election of the Series B Nominees and any matter that may properly come before the meeting on which the Series B Preferred stockholders are entitled to vote, each holder of Series B Preferred Stock is entitled to approximately 44.4 votes for each share of Series B Preferred Stock owned on the record date (in aggregate, 12,112,736 votes). Assuming the presence of a quorum, the affirmative vote of the holders of at least a majority of the votes represented at the Annual Meeting and eligible to vote thereon is required for the approval of Item 2 set forth in the accompanying Notice.

                      OTHER MATTERS AND VOTING REQUIREMENTS

         Holders of the Common Stock, Series A Preferred Stock (on an "as converted" basis) and the Series B Preferred Stock (on an "as converted" basis) are eligible to vote on any matters other than Items 1 and 2 set forth in the accompanying Notice that may properly come before the meeting. Proxies representing Common Stock are being tallied by Continental Stock Transfer & Trust Company for stockholders who are not present at the Annual Meeting. Proxies representing Series A Preferred Stock and Series B Preferred Stock are being tallied by the Company for stockholders who are not present at the Annual Meeting. A panel of three judges appointed by the Company will tabulate the shares which are voted by Proxy and in person at the Annual Meeting. Abstentions and broker non-votes are counted for the purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast or proposals presented to stockholders, whereas broker non-votes are not counted for the purposes of determining whether a proposal has been approved.


                                  ITEMS 1 AND 2
                       NOMINEES, DIRECTORS AND COMMITTEES

The six persons named below, all of whom are presently directors of the Company, have been nominated for election as directors of the Company. Three directors, the Common Nominees, are to be elected by the holders of Common Stock and the holders of Series A Preferred Stock (on an as converted basis). Three directors, the Series B Nominees, are to be elected by the holders of Series B Preferred Stock voting separately as a class. The number of directors elected to the Board can range from two to a maximum number to be determined by a majority vote of the Board as provided in the Company's Bylaws. At the Annual Meeting, six directors are to be elected to hold office until the next annual meeting of stockholders or until the successors of each shall be qualified. The three Common Nominees are Jose E. Kauachi, Ronald E. Pierce and Clifford R. Hinkle. The three Series B Nominees are Steven B. Gruber, Mark A. Wolfson and Scott J. Hancock. Unless a choice is specifically indicated on the enclosed Proxy to withhold authority to vote for a nominee, all shares represented by proxies which are executed and received prior to the meeting will be voted for the election of said nominees.

Messrs. Kauachi, Pierce, Hinkle, Gruber, Wolfson, and Hancock have each consented to being named in this proxy statement and have agreed to serve if elected. Although it is not contemplated that any of these nominees will be unable to serve, if such a situation arises before or during the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill such vacancy.

Appearing below is certain biographical and other information with respect to each nominee.

        NAME                                   AGE                     POSITION
COMMON NOMINEES
Jose E. Kauachi                                60                      Non-executive Chairman of the Board
Ronald E. Pierce                               44                      President, Chief Executive Officer
                                                                         and Director
Clifford R. Hinkle                             50                      Director

SERIES B NOMINEES
Steven B. Gruber                               41                      Director
Mark A. Wolfson                                46                      Director
Scott J. Hancock                               40                      Director


                                 COMMON NOMINEES

JOSE E. KAUACHI, a founder of the Company, serves as Non-executive Chairman of the Board and has served as a director since October 1986. From October 1986 to December 1997, Mr. Kauachi served as President, Chairman of the Board and Chief Executive Officer of the Company. From 1984 to 1987, he was a consultant to various healthcare related companies, including Mexican and Spanish companies interested in establishing and developing business operations in the Southwestern United States. Prior thereto, he held various senior management positions with companies in the investment and banking industries, including the Mexican Division of Financiera de Nuevo Leon, SA de CV, Banamex, International Bank of America and Carte Blanche Corporation. Mr. Kauachi received his degree in Mechanical Engineering Route to Business Administration in 1965 from the University of Texas.

RONALD E. PIERCE has served as President and Chief Executive Officer since December 1997 and as a director since May 1997. He served as President and Chief Operating Officer of the Company from October 1996 until December 1997. With over 18 years of healthcare management experience, Mr. Pierce was recruited to transition the Company to a specialty focused physician practice management strategy. From 1995 to 1996, Mr. Pierce was Vice President of Operations at American Oncology Resources, a leading single specialty physician practice management company focused on oncology. From 1989 to 1995, Mr. Pierce served as Vice President at Caremark International. From 1980 to 1989, he served in various management positions at Baxter International and American Hospital Supply Corporation. Mr. Pierce received his Bachelor of Arts and Masters of Science degrees from the State University of New York in 1976 and 1978, respectively.

CLIFFORD R. HINKLE has served as a director of the Company since November 1996. He has served as Chairman and CEO of Flagler Holdings, Inc., a merchant banking company, or its predecessor, since 1992. Since 1993, he has been a director of Commercial Net Lease Realty, Inc., a New York Stock Exchange ("NYSE") listed real estate investment trust, and a director of Prime Succession, Inc. since 1996. He was a director and CEO of MHI Group, Inc., a NYSE company, which owned and operated funeral homes and cemeteries from 1993 until November 1995. From 1987 to 1991, Mr. Hinkle was the Executive Director and Chief Investment Officer of the State Board of Administration of Florida and managed over $40 billion in various trust funds.

                                SERIES B NOMINEES

STEVEN B. GRUBER has served as a director of the Company since February 1999. He has served as a Vice President of Keystone, Inc. since 1992 and a managing partner of Oak Hill Capital Management, Inc., investment advisor to Oak Hill Capital Partners, L.P. since 1998. Mr. Gruber co-founded and serves as a co-managing partner of Insurance Partners, L.P., and as a management partner of the management company for Acadia Partners, L.P. He serves on the board of Grove Worldwide, LLC, MVE Holdings, Inc. and Reliant Building Products, Inc. Prior to joining Keystone, Inc., Mr. Gruber was a managing director and co-head of High Yield Securities at Lehman Brothers and a managing director of its Merchant Banking Group. Mr. Gruber holds an MBA from the University of Chicago Graduate School of Business where he was a Merrill Fellow, and a BA degree from the University of Michigan. Mr. Gruber is a member of the Board of the Children's Museum of Manhattan.

MARK A. WOLFSON has served as a director of the Company since December 1997. He has served as a Vice President of Keystone, Inc. since 1995 and a managing partner of Oak Hill Capital Management, Inc. since 1998. Mr. Wolfson is also a principal of Arbor Investors, L.L.C. He serves on the Board of Directors of Investment Technology Group, Oreck Corp., Da Vinci I Corp., and eGain Communications, Inc. Mr. Wolfson holds the title of Professor at the Stanford Graduate School of Business, where he has been a faculty member since 1977, including a three-year term as Associate Dean. He has also taught at the Harvard Business School and the University of Chicago and has been a Visiting Scholar at the Sloan School of Management at Massachusetts Institute of Technology and the Hoover Institution at Stanford University. Mr. Wolfson has been a Research Associate at the National Bureau of Economic Research since 1988 and serves on the Steering Committee of the Center for Economic Policy Research at Stanford University.

SCOTT J. HANCOCK has served as a director of the Company since December 1997. He has served as a Vice President of Keystone, Inc. since 1996 and a partner of Oak Hill Capital Management, Inc., where he invests equity capital, primarily in the healthcare industry. From 1993 until 1996, Mr. Hancock was with Bain Capital, Inc. where he made private equity investments in the healthcare, information technology and software industries. Prior to joining Bain Capital, Mr. Hancock was Vice President, Business Development for Vivra, Inc. (1993), a specialty healthcare services company, and a manager for Bain & Company (1989 to 1993). He holds a BS degree from the University of California, Berkeley and an MBA from Stanford Graduate School of Business.

                             COMMITTEES AND MEETINGS

The Board of Directors held four formal meetings during 1998. The Board also took action by unanimous written consent on 28 occasions.

The Board of Directors has standing Audit, Compensation, and Acquisition Committees. During 1998, each such committee was comprised of Messrs. Clifford
R. Hinkle, Mark A. Wolfson and Scott J. Hancock.

AUDIT COMMITTEE. The Audit Committee's functions are to monitor and review the performance of the Company's independent accountants and recommend to the Board from year to year a firm to be selected as the Company's independent accountants. The Audit Committee's role also includes reviews of the Company's policies and procedures with respect to auditing, accounting, and financial controls, periodic informal meetings with the Company's staff regarding accounting and financial procedures and recommendations to the Board regarding methods of control over the audit and accounting functions. The Audit Committee met four times during 1998.

COMPENSATION COMMITTEE. The Compensation Committee's functions are to establish and to administer the Company's compensation plans, to recommend the adoption of new plans or amendments to existing plans, and to recommend to the Board the salary ranges and other remuneration payable to the officers, managerial, and technical personnel of the Company. The Committee made recommendations regarding compensation matters as necessary to the Board. All matters were approved by unanimous consent of all other directors of the Company. The Compensation Committee met four times during 1998.

ACQUISITION COMMITTEE. The Acquisition Committee's functions are to establish financial and operational guidelines for the Company's affiliation transactions with medical practices, to monitor the Company's compliance with such guidelines, and to approve exceptions to such guidelines when appropriate. The Acquisition Committee also monitors the financial and operational performance of affiliated practices. The Acquisition Committee met four times during 1998.

The Company has no nominating committee or any committee serving a similar function.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE INDIVIDUALS NOMINATED FOR ELECTION AS DIRECTOR.

                                     ITEM 3
                     RATIFICATION OF INDEPENDENT ACCOUNTANTS

Ernst & Young LLP has been selected by the Board to serve as the Company's independent accountants for the fiscal year ending December 31, 1999. Ernst & Young, LLP is a nationally recognized accounting firm.

The Board of Directors recommends that the selection of Ernst & Young LLP be ratified by the stockholders. Ratification of the selection of accountants is not required; however, the Board is submitting this matter to the stockholders in order to enhance their participation in this aspect of the Company's affairs. If the stockholders do not ratify the selection of Ernst & Young LLP, this selection of independent accountants will be reconsidered by the Board.

By unanimous written consent on February 3, 1999, the Company's Board of Directors dismissed the firm of PricewaterhouseCoopers LLP as the Company's principal accountant and engaged the accounting firm of Ernst & Young LLP as principal accountant to audit the Company's financial statements for the year ended December 31, 1998. During the two most recent fiscal years ended December 31, 1997 and the subsequent interim period preceding the dismissal, there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their report on the financial statements for such years. PricewaterhouseCoopers LLP's report on the financial statements of the Company for the past two years contained no adverse opinion or disclaimer of opinion. Neither such opinion was qualified or modified as to uncertainty, audit scope or accounting principles.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he/she desires to do so and is expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.


                               EXECUTIVE OFFICERS

The following table lists the present executive officers of the Company as of the date hereof and the capacities in which they serve.

 NAME OF INDIVIDUAL                   AGE                        CAPACITY
Ronald E. Pierce                       44            President and Chief Executive Officer
Gerald R. Wicker                       54            Executive Vice President, Chief Financial Officer,
                                                             Secretary and Treasurer

Biographical information with respect to Mr. Pierce was previously described under Item 1.

GERALD R. WICKER, CPA, has served as Executive Vice President, Chief Financial Officer ("CFO") and Treasurer since joining the Company on November 30, 1998, and was appointed Secretary on February 16, 1999. Mr. Wicker was Senior Vice President and CFO of the Physician Practice Management ("PPM") division of MedPartners, Inc. from January 1998 through July 1998. Until his promotion to Senior Vice President & CFO of the PPM division, Mr. Wicker served as Senior Vice President and CFO of the PPM - East division of MedPartners, Inc. from December 1996 until December 1997. Prior thereto, Mr. Wicker served as CFO, Treasurer and Vice President of Administration of PowerCerv Corporation, a publicly traded software company, which primarily provides a broad range of client/server development tools, application products and consulting services. He began his professional career with KPMG Peat Marwick in 1967 and was elected to its partnership in 1979. From July 1985 until June 1995, Mr. Wicker served as Audit Partner-In-Charge for KPMG Peat Marwick in Tampa, Florida. Mr. Wicker holds a BS degree in Accounting from Newberry College.

Each executive officer has been elected to serve until the Annual Meeting, which will be held May 7, 1999. The Company anticipates that all officers will be re-elected to their positions at that time.


                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

                             PRINCIPAL STOCKHOLDERS

On March 12, 1999, there was no person who owned of record, and none were known to the Company to own beneficially, more than 5% of the Common Stock and Series B Preferred Stock, except as set forth below. Ownership of the Series A Preferred Stock is included in the Common Stock column below because the holders of the Series A Preferred Stock will vote with the holders of Common Stock with respect to the election of directors at the Annual Meeting.

                                                               COMMON STOCK                    SERIES B PREFERRED STOCK
                                                  ----------------------------------       ------------------------------
                                                     AMOUNT AND                               AMOUNT AND
             NAME AND ADDRESS OF                      NATURE OF              PERCENT           NATURE OF          PERCENT
              BENEFICIAL OWNERS                   BENEFICIAL OWNER          OF CLASS       BENEFICIAL OWNER      OF CLASS
              -----------------                   ----------------          --------       ----------------      --------
         Sharon Ann Donovan                       1,157,850 shares (a)          17.7%              --                  --
            11430 I-10 East Freeway
            Suite 360
            Houston, Texas  77029

         Jose E. Kauachi                          1,264,787 shares (b)          19.2%              --                  --
            P.O. Box 1846/1847
            Edwards, Colorado 81632

         Chartwell Capital Investors, L.P.        1,340,981 shares (c)          17.1%              --                  --
            1610 Independent Square
            Jacksonville, Florida  32202

         FW Integrated Orthopaedics
              Investors I, LP                     6,151,243 shares (d)          49.0%             137,272              50%
            201 Main Street, Suite 3100
            Ft. Worth, Texas  76102

         FW Integrated Orthopaedics               6,151,243 shares (e)          49.0%             137,272              50%
               Investors II, LP
            201 Main Street, Suite 3100
            Ft. Worth, Texas  76102

         -------------------

(a) Includes 1,023,500 shares owned directly and 84,350 shares and an option to purchase 50,000 shares owned by William F. Donovan, M.D., the spouse of Sharon Ann Donovan. Sharon Ann Donovan disclaims any beneficial ownership with respect to securities owned by Dr. Donovan.

(b) Represents 1,164,037 shares directly owned, 750 shares owned by Mr. Kauachi's wife and an option to purchase 100,000 shares, which option is currently exercisable. Mr. Kauachi disclaims any beneficial ownership with respect to securities owned by his wife.

(c) Represents the shares obtainable upon conversion of (i) 25,226 shares of the Series A Preferred Stock and (ii) 5,700 shares of Series A Preferred Stock that may be issued related to accrued unpaid dividends as of March 12, 1999.

(d) Represents 94,875 shares owned directly and 6,056,368 shares obtainable upon conversion of (i) 137,272 shares of the Series B Preferred Stock and (ii) 2,403 shares of Series B Preferred Stock that may be issued related to accrued unpaid dividends as of March 12, 1999.

(e) Represents 94,875 shares owned directly and 6,056,368 shares obtainable upon conversion of (i) 137,272 shares of the Series B Preferred Stock and (ii) 2,403 shares of Series B Preferred Stock that may be issued related to accrued unpaid dividends as of March 12, 1999.

                           MANAGEMENT EQUITY OWNERSHIP

Listed in the table below are the equity securities beneficially owned as of March 12, 1999, by directors, named executive officers and directors and executive officers as a group and the percent of class represented by the equity securities owned by each person or group.

                                                               COMMON STOCK                    SERIES B PREFERRED STOCK
                                                  ----------------------------------       ------------------------------
                                                     AMOUNT AND                               AMOUNT AND
             NAME AND ADDRESS OF                      NATURE OF              PERCENT           NATURE OF          PERCENT
              BENEFICIAL OWNERS                   BENEFICIAL OWNER          OF CLASS       BENEFICIAL OWNER      OF CLASS
              -----------------                   ----------------          --------       ----------------      --------
Jose E. Kauachi                                          1,264,787 (b)          19.2%             --                 --
   P.O. Box 1846/1847
   Edwards, Colorado 81632

Mark P. Kingston                                           220,000 (c)           3.3%             --                 --
   10 Cheshire Bend Dr.
   Sugar Land, Texas 77479

Ronald E. Pierce                                           167,369 (d)           2.6%             --                 --
   5858 Westheimer, Suite 500
   Houston, Texas 77057

Clifford R. Hinkle                                          31,000 (e)            *               --                 --
   P.O. Box 351
   Tallahassee, Florida 32302

Scott J. Hancock                                            12,000 (f)            *               --                 --
   201 Main Street, Suite 3100
   Ft. Worth, Texas 76102

Mark A. Wolfson                                             12,000 (g)            *               --                 --
   201 Main Street, Suite 3100
   Ft. Worth, Texas 76102

Steven B. Gruber                                                --
   201 Main Street, Suite 3100
   Ft. Worth, Texas 76102

Directors and Executive Officers                         1,708,156 (h)          24.8%             --                --
as a group (eight persons)

----------------------

*        Less than one percent
(a) The information as to beneficial ownership has been furnished by the respective directors and named executive officers. Each person or group has sole voting and investment power unless otherwise indicated.

(b) Represents 1,164,037 shares directly owned, 750 shares owned by Mr. Kauachi's wife and an option to purchase 100,000 shares, which option is currently exercisable. Mr. Kauachi disclaims any beneficial ownership with respect to securities owned by his wife.

(c) Represents 20,000 shares directly owned and an option to purchase 200,000 shares, which option is currently exercisable until July 31, 1999.

(d) Represents 107,179 shares directly owned, 190 shares owned by Mr. Pierce's wife and an option to purchase 60,000 shares, which option is currently exercisable.

(e) Includes 5,000 shares directly owned, 10,000 shares owned by Flagler Holdings, Inc. of which Mr. Hinkle exercises sole voting and dispositive powers and an option to purchase 16,000 shares, which option is currently exercisable.

(f) Includes an option to purchase 12,000 shares, which option is currently exercisable.

(g) Includes an option to purchase 12,000 shares, which option is currently exercisable.

(h) Represents 1,308,156 shares owned and options to purchase 400,000 shares, which options are exercisable within 60 days of March 12, 1999.

                             EXECUTIVE COMPENSATION

The following table sets forth all compensation paid, distributed or accrued for services rendered in all capacities to the Company during the fiscal years ended December 31, 1998, 1997 and 1996 to the Company's Chief Executive Officer, and the four most highly compensated executive officers other than the Chief Executive Officer whose total compensation exceeds $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM
                                               ANNUAL COMPENSATION              COMPENSATION
                                         ---------------------------------      ------------
                   (a)                        (b)              (c)                   (g)                     (i)
                                                                                 SECURITIES
                                                                                 UNDERLYING
                                                                                OPTIONS/SARS                OTHER
   NAME AND PRINCIPLE POSITION                YEAR            SALARY                 (#)                COMPENSATION
   ===================================== =============== ================= ======================== ======================
   Ronald E. Pierce,                          1998          $250,000                     --              $    1,085(1)
      President and CEO                       1997          $188,462                350,000              $      288(2)
                                              1996          $ 31,731                150,000              $      288(2)

   Mark P. Kingston                           1998          $150,000                200,000              $      985(1)
      Executive Vice President
      and COO

1) Amount paid by the Company to purchase $1.0 million dollar term life insurance for the beneficiary of the named executive officer.

2) Amount paid by the Company into 401(k) account as an employer matching contribution.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                           AND FISCAL YEAR-END VALUES

         (a)                  (b)              (c)                        (d)                                  (e)
                                                                  NUMBER OF SECURITIES
                                                                 UNDERLYING UNEXERCISED                VALUE OF UNEXERCISED
                                                                      OPTIONS/SARS                         IN-THE-MONEY
                                                                   HELD AT FY-END (#)               OPTIONS/SARS AT FY-END ($)
                                                          ------------------------------------- -----------------------------------
                            SHARES
                           ACQUIRED
                              ON              VALUE
         NAME            EXERCISE (#)     REALIZED ($)      EXERCISABLE       UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
======================= ================ ================ ================= =================== =============== ===================
Ronald E. Pierce               0               $0              60,000            440,000              $0                $0

Mark P. Kingston               0               $0                0               200,000              $0                $0



                      OPTION/SAR GRANTS IN LAST FISCAL YEAR
                               (INDIVIDUAL GRANTS)

                                NUMBER OF        PERCENT OF TOTAL
                               SECURITIES          OPTIONS/SARS
                               UNDERLYING           GRANTED TO          EXERCISE OR        MARKET PRICE
                              OPTIONS/SARS     EMPLOYEES IN FISCAL       BASE PRICE        DATE OF GRANT        EXPIRATION
           NAME                 GRANTED #              YEAR                ($/SH)             ($/SH)               DATE
           (a)                     (b)                 (c)                 (d)(1)             (d)(2)                (e)
=========================== ================== ===================== =================== ================== ===================
Ronald E. Pierce                     --                 --                   --                  --                 --

Mark P. Kingston                  200,000              29.3%              $6.4375             $6.4375           7/31/1999

(1) Mr. Kingston resigned from the Company on January 29, 1999. Pursuant to an agreement dated February 9, 1999 between the Company and Mr. Kingston, his option became fully vested and expires on July 31,1999.


                         EXECUTIVE EMPLOYMENT CONTRACTS

On December 12, 1997, the Company entered into an employment agreement with Ronald E. Pierce to serve as the Company's President and Chief Executive Officer for a period of three years. Compensation during the term of the agreement includes a base salary of $250,000 per year, all Company's benefits, participation in the Company's bonus plan, eligibility for stock options under the Company's stock option plans, paid medical insurance for immediate family members, long term disability insurance coverage equal to one-half base salary, and a $1.0 million dollar term life insurance policy. If the agreement is terminated by the Company without cause, base salary and the value of benefits will be paid to Mr. Pierce through the expiration date of the agreement; provided however, if such termination without cause occurs after July 1, 1999, payment of the same shall be made in a lump sum and shall include payments due through a point in time that is the later of one year from the date of the termination without cause or the expiration date of the agreement. If the agreement is terminated without cause, all options then granted to Mr. Pierce will become immediately vested and Mr. Pierce will have ninety days following the date of termination during which to exercise all such options. Mr. Pierce may resign at any time upon giving thirty days notice to the Company. Compensation to Mr. Pierce will cease as of his last day of employment if he resigns from the Company. Mr. Pierce has agreed not to compete with the Company during the term and for a period of one year following the termination of this agreement.

On April 1, 1998, the Company entered into an employment agreement with Mark P. Kingston to serve as the Company's Executive Vice President and Chief Operating Officer for a period of one year. Mr. Kingston resigned from the Company on January 29, 1999. See "Related Party Transactions." Compensation during the term of the agreement included a base salary of $200,000 per year, all Company's benefits, participation in the Company's bonus plan, eligibility for stock options under the Company's stock option plans, paid medical insurance for immediate family members, long term disability insurance coverage equal to one-half base salary, and a $1.0 million dollar term life insurance policy. The Agreement provided that if it was terminated by the Company without cause, base salary would be paid to Mr. Kingston through a point in time that is the later of one year from the date of the termination without cause or the expiration date of the Agreement. If the Agreement was terminated by the Company without cause, all options then granted to Mr. Kingston would become immediately vested and Mr. Kingston would have ninety days following the date of termination during which to exercise all such options. The Agreement provided that Mr. Kingston may resign at any time upon giving thirty days notice to the Company, and the compensation to Mr. Kingston would cease as of his last day of employment if he resigned from the Company. Mr. Kingston agreed not to compete with the Company during the term and for a period of one year following the termination of this Agreement.

                             DIRECTORS' COMPENSATION

All directors other than Mr. Kauachi, the Non-executive Chairman and Mr. Pierce, the President and Chief Executive Officer, receive compensation for their services as Company's directors. Directors receive cash compensation of $5,000 annually plus $1,000 for each board meeting actually attended. When first elected to the Board, these directors are granted options to purchase 12,000 shares of the Company's Common Stock at an exercise price equal to the fair market value of the Company's Common Stock as of the date of their election. These options vest 1,000 shares per month over the first twelve months of service as a director and are exercisable only during such time as the optionee is serving as a Company's director. In addition to the above, Mr. Hinkle received options to purchase 4,000 shares of Common Stock when first elected to the Board of Directors on November 14, 1996. The right to exercise such options vests equally over the two-year period following the grant of the option and vested options are exercisable until November 13, 1999. All directors are entitled to reimbursement for reasonable travel expenses incurred in attending meetings of the Company's directors.

On December 12, 1997, the Company and Jose E. Kauachi entered into a three-year consulting agreement, the early termination of which was negotiated between the Company and Mr. Kauachi effective December 31, 1997. See " Related Party Transactions."


                           RELATED PARTY TRANSACTIONS

In February 1999, pursuant to an agreement entered into between the Company and Mr. Mark Kingston in conjunction with his resignation as Executive Vice President and Chief Operating Officer, the Company paid Mr. Kingston $231,330 and forgave principal and accrued interest totaling $87,643 that was associated with a promissory note issued in July 1998 to assist Mr. Kingston with his relocation to Houston. Additionally, the Company accelerated vesting of an option granted to Mr. Kingston to purchase 200,000 shares of Common Stock at $6.4375 per share. Mr. Kingston will have until July 31, 1999 to exercise such option at which time any portion that is not exercised shall be forfeited and canceled.

In December 1997, the Company paid Mr. Jose E. Kauachi, a significant shareholder and the Company's Non-executive Chairman of the Board and former Chief Executive Officer, $966,000 to terminate a three-year consulting contract with the Company. Mr. Kauachi also agreed to change the expiration date of an option to purchase 50,000 shares of IOI common stock from February 2, 2005 to December 31, 1999. The Company recorded a non-cash charge to consulting expense of $281,250 in conjunction with such modification.

In 1995, the Company assisted in the formation of a professional limited liability partnership named PhysiCare, L.L.P. ("PhysiCare"). Two of the partners of PhysiCare were entities controlled by William F. Donavan, M.D. ("Donovan"), then a director of the Company and the beneficial holder of in excess of 10% of the Company's Common Stock. The Company, either directly or through PhysiCare, paid Donovan and Northshore Orthopedics Assoc. ("NSO"), a professional association owned by Donovan which was one of the partners of PhysiCare, approximately $688,000 in 1997 for certain services rendered and equipment and leasehold rentals. In addition, PhysiCare incurred approximately $4,443,000 in cost reimbursement and management fee expenses to a subsidiary of the Company in 1997. In connection with the formation of PhysiCare, the Company agreed to advance certain loans to be collateralized by certain assets of PhysiCare. In December 1997, the Company terminated its management services agreement with PhysiCare and, in connection therewith, a subsidiary of the Company forgave approximately $577,000 (of the then outstanding $1,237,000 indebtedness of PhysiCare) in exchange for net assets of PhysiCare in a like amount. NSO assumed the balance of approximately $660,000 on a non-recourse basis. In December 1997, the Company took charges of $548,000 to write down the note receivable from NSO to its estimated realizable value.

In December 1997, the Company entered into a Securities Purchase Agreement with FW Integrated Orthopaedics Investors, LP and FW Integrated Orthopaedics Investors II, LP (collectively, the "Purchasers") pursuant to which, in exchange for aggregate consideration of $25,000,000, the Company issued to each of such entities (i) 125,000 shares of the Company's Series B Preferred Stock and (ii) warrants to purchase 2,500,000 shares of the Company's Common Stock. The Purchasers have certain exclusive rights regarding the election of three of the Company's directors, and in an event of a breach by the Company of certain financial covenants, can elect a majority of the directors of the Company. Messrs. Gruber, Wolfson, and Hancock, directors of the Company, are currently director designees of the Purchasers.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Directors, executive officers and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) Forms 3, 4 and 5 they file. Based solely upon a review of such Forms 3, 4 and 5 and any amendments thereto furnished to the Company, and written representations from certain reporting persons that no Forms 5 were required, the Company believes that all such applicable filing requirements were complied with by each of the executive officers, directors and greater than 10% shareholders.


                                  OTHER MATTERS

Management is not aware of any other matters to be presented for action at the meeting. However, if any other matter is properly presented, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment on such matter.

A copy of the Company's Annual Report for the year ended December 31, 1998, including audited financial statements, as filed with the SEC as its Annual Report on Form 10-KSB (except for exhibits thereto), accompanies this proxy statement. The Annual Report does not form any part of the material for solicitation of proxies, but contains important information regarding the Company's business and financial condition. The Annual Report contains a list describing all the exhibits thereto and any exhibit is available to a stockholder upon written request to the President of the Company at the address of the Company set forth on the first page hereof accompanied by payment to the Company of $35.00 plus $0.25 per page for each exhibit requested, which amount represents reasonable expenses incurred by the Company in furnishing a copy of an exhibit.

The Company will bear the costs of the solicitation of proxies from its stockholders. In addition to the use of mail, proxies may be solicited by directors, officers and regular employees of the Company in person or by telephone or other means of communication. The directors, officers and employees of the Company will not be compensated additionally for the solicitation but may be reimbursed for out-of-pocket expenses in connection with the solicitation. Arrangements are also being made with brokerage houses and also any other nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of the Company, and the Company will reimburse the brokers, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses.

                              STOCKHOLDER PROPOSALS

Proposals by stockholders intended to be presented at the 2000 Annual Meeting of Stockholders must be received by the Company for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting not later than December 13, 1999.

BY ORDER OF THE BOARD OF DIRECTORS


GERALD R. WICKER, Secretary
Houston, Texas
April 14, 1999

                         INTEGRATED ORTHOPAEDICS, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Ronald E. Pierce and Gerald R. Wicker, each with full power of substitution, as proxies and authorizes each of them, acting individually, to vote as designated below, all shares of Series B Convertible, Non-Redeemable Preferred Stock of Integrated Orthopaedics, Inc. (the "Company") owned by the undersigned at the Annual Meeting of Shareholders of the Company to be held at the Company's headquaters at 5858 Westheimer, Suite 500, Houston, Texas 77057 at 8:30 a.m. (local time) May 7, 1999, or any adjournment thereof.

     The undersigned hereby revokes any proxies heretofore given to vote upon or act with respect to such shares, and hereby ratifies and confirms all that said attorneys, agents, proxies, the substitutes or any of them may lawfully do by virtue hereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2 and 3.

1. [Voting on Item 1 is reserved to the holders of the Company's Common Stock and Series A Preferred Stock]

2.   ELECTION OF DIRECTORS OF THE COMPANY
        [ ]  FOR all nominees listed below (except as marked to the contrary)
        [ ]  WITHHOLD AUTHORITY to vote for all nominees listed below:

            Mark A. Wolfson        Scott J. Hancock          Steven B. Gruber

INSTRUCTIONS: To withhold authority for any individual nominee, write nominee's name on the space provided below:

          ------------------     ---------------------      -------------------

3. Ratification of the appointment of ERNST & YOUNG, LLP as independent accountants of the Company for the current year.

     [ ] FOR                    [ ] AGAINST                   [ ] ABSTAIN

4. In their discretion, the proxies are authorized to vote as they deem appropriate upon any other matter that properly may come before the meeting or any adjournment thereof.

                         (Please sign on reverse side)

         This proxy, when properly executed, will be voted in the manner directed herein by the stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 2 and 3. If more than one of the proxies designated hereby shall be present in person or by substitution at the Annual Meeting, or at any adjournment thereof, the majority of said proxies present and voting, either in person or by substitution, shall exercise all the powers herein given.


                                       -----------------------------------------


                                       -----------------------------------------

                                       DATED:                  , 1999
                                              -----------------

                                       Please date, sign exactly as your name
                                       appears hereon and mail this proxy card
                                       in the enclosed envelope. No postage is
                                       required. Where there is more than one
                                       owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a partnership, this proxy should be signed in the partnership name by an authorized person. If executed by a corporation, this proxy should be signed by a duly authorized officer.
                                       [ ] Please check this box if you plan on attending the Annual Meeting.

                         INTEGRATED ORTHOPAEDICS, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Ronald E. Pierce and Gerald R. Wicker, each with full power of substitution, as proxies and authorizes each of them, acting individually, to vote as designated below, all shares of Common Stock and Series A Cumulative Convertible Preferred Stock of Integrated Orthopaedics, Inc. (the "Company") owned by the undersigned at the Annual Meeting of Shareholders of the Company to be held at the Company's headquarters at 5858 Westheimer, Suite 500, Houston, Texas 77057 at 8:30 a.m. (local time) May 7, 1999, or any adjournment thereof.

     The undersigned hereby revokes any proxies heretofore given to vote upon or act with respect to such shares, and hereby ratifies and confirms all that said attorneys, agents, proxies, the substitutes or any of them may lawfully do by virtue hereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.

1.   ELECTION OF DIRECTORS OF THE COMPANY
          [ ] FOR all nominees listed below (except as marked to the contrary)
          [ ] WITHHOLD AUTHORITY to vote for all nominees listed below:

               Jose E. Kauachi     Ronald E. Pierce     Clifford R. Hinkle

INSTRUCTIONS: To withhold authority for any individual nominee, write nominee's name on the space provided below:

               ----------------    -----------------    --------------------

2. [Voting on Item 2 is reserved to the holders of the Company's Series B Preferred Stock]

3. Ratification of the appointment of ERNST & YOUNG, LLP as independent accountants of the Company for the current year.

     [ ] FOR                         [ ] AGAINST                 [ ] ABSTAIN

4. In their discretion, the proxies are authorized to vote as they deem appropriate upon any other matter that properly may come before the meeting or any adjournment thereof.



                         (Please sign on reverse side)

         This proxy, when properly executed, will be voted in the manner directed herein by the stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1 and 3. If more than one of the proxies designated hereby shall be present in person or by substitution at the Annual Meeting, or at any adjournment thereof, the majority of said proxies present and voting, either in person or by substitution, shall exercise all the powers herein given.


                                       ________________________________________

                                       ________________________________________

                                       Dated: ______________, 1999

                                       Please date, sign exactly as your name
                                       appears hereon and mail this proxy card
                                       in the enclosed envelope. No postage is
                                       required. Where there is more than one
                                       owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a partnership, this proxy should be signed in the partnership name by an authorized person. If executed by a corporation, this proxy should be signed by a duly authorized officer.
                                       []  Please check this box if you plan on
                                           attending the Annual Meeting.







                IMPORTANT: Complete appropriate FORM on reverse.